Exhibit 99.2

Omega Healthcare Investors, Inc.

NOTICE OF GUARANTEED DELIVERY

Offer For All Outstanding

4.950% Senior Notes due 2024

in exchange for

4.950% Senior Notes due 2024
that have been registered under the
Securities Act of 1933

Pursuant to the Prospectus dated          , 2014

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer, as defined below, if (i) certificates for the 4.950% Senior Notes due 2024 of Omega Healthcare Investors, Inc., or Omega, referred to as the initial notes, are not immediately available or if all required documents are unlikely to reach U.S. Bank National Association, the exchange agent, on or prior to the expiration date of the exchange offer or (ii) a book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile, mail or overnight carrier to the exchange agent. See “The Exchange Offer—Procedures for Tendering Initial Notes” in the prospectus. In addition, to utilize the guaranteed delivery procedure to tender initial notes pursuant to the exchange offer, (a) a properly completed and duly executed notice of guaranteed delivery must be delivered on or prior to the expiration date and (b) a properly completed and duly executed letter of transmittal relating to the initial notes or a facsimile thereof, or an agent’s message in lieu thereof, together with the initial notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such initial notes to the exchange agent’s account at The Depository Trust Company, or DTC, must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given them in the prospectus or the letter of transmittal, as the case may be.

The Exchange Agent for this Exchange Offer is:

U.S. Bank National Association

By Mail, Hand or Courier: Corporate Trust Services 111 Fillmore Ave E Mail Station EP-MN-WS2N St. Paul, MN 55107 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	By Facsimile: (651) 466-7402 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	For Information or Confirmation by Telephone: (800) 934-6802

The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we extend the offer. Tenders may be withdrawn at any time prior to the expiration of the exchange offer.

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Aggregate Principal Amount Tendered*

Name of Registered Holder(s)

Certificate No(s). (if available)

Total Principal Amount Represented by Initial Note Certificate(s)

If initial notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*Must be in denominations of U.S. $2,000 and any integral multiple of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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PLEASE SIGN AND COMPLETE

Signature of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:

Address:

Area Code and Telephone No.:

The notice of guaranteed delivery must be signed by the holder(s) of the initial notes exactly as their name(s) appear on certificates for the initial notes or on a security position listing as the owner of the initial notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information, and unless waived by Omega, provide proper evidence satisfactory to Omega of such person’s authority to act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE OF DELIVERY (not to be used for signature guarantees)

The undersigned, a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a bank, trust company or other nominee having an office or correspondent in the United States or another eligible guarantor institution (as defined in the prospectus), hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, the letter of transmittal, together with the initial notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such initial notes to the exchange agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the prospectus, together with any other documents required by the letter of transmittal, within three trading days for the New York Stock Exchange after the date of execution of this notice of guaranteed delivery.

The undersigned acknowledges that (1) it must deliver to the exchange agent the letter of transmittal or a facsimile thereof, or an agent’s message in lieu thereof, and the initial notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such initial notes to the exchange agent’s account at DTC within the time period set forth above and (2) that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:
(Please Print)
Dated:

Do not send certificates for initial notes with this form. Actual surrender of certificates for initial notes must be made pursuant to, and be accompanied by, an executed letter of transmittal.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery must be received by the exchange agent at one of its addresses set forth in this notice of guaranteed delivery before the expiration date. The method of delivery of this notice of guaranteed delivery and any other required documents to the exchange agent is at the election and sole risk of the holder of initial notes, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt required, properly insured. As an alternative to delivery by mail, holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the prospectus and Instruction 1 of the letter of transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery is signed by the registered holder(s) of the initial notes referred to in this notice of guaranteed delivery, the signatures must correspond exactly with the name(s) written on the face of the initial notes without alteration, enlargement, or any change whatsoever.

If this notice of guaranteed delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the initial notes, the signature must correspond with the name shown on the security position listing as the owner of the initial notes.

If this notice of guaranteed delivery is signed by a person other than the registered holder(s) of any initial notes listed or a participant of DTC whose name appears on a security position listing as the owner of the initial notes, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the initial notes or signed as the name of the participant is shown on DTC’s security position listing, and also must be accompanied by such opinions of counsel, certifications and other information as the Company or the trustee for the initial notes may require in accordance with the restrictions on transfer applicable to the initial notes.

If this notice of guaranteed delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit the notice of guaranteed delivery evidence satisfactory to Omega of the person’s authority to so act.

3. Questions, Requests For Assistance And Additional Copies. Questions and requests for assistance may be directed to the exchange agent at its address and telephone number set forth on the front of this notice of guaranteed delivery. Additional copies of the prospectus, the letter of transmittal, the notice of guaranteed delivery and Form W-8 may be obtained from the exchange agent at the address and telephone/facsimile numbers indicated above, or from your broker, dealer, commercial bank, trust company or other nominee.

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